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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-78453, 333-50877, 333-74515, 333-67114 and 333-50841) and the
Registration Statement (Form S-3 No. 333-05535) and in the related Prospectus of our report dated January 28, 2002, with respect to the special-purpose statements of product contribution for the Darvon/Darvocet Product Line of Eli Lilly and Company for the years ended December 31, 2001, 2000, and 1999 included in the aaiPharma Inc.'s Current Report on Form 8-K dated March 11, 2002.



                                                           /s/ Ernst & Young LLP


Indianapolis, Indiana
March 8, 2002